Exhibit 12.4

                      Chief Financial Officer Certification
            Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002


                      Chief Executive Officer Certification
            Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Bernd R. Seizinger, Chief Executive Officer of GPC Biotech AG, certify that:

     3. I have reviewed this Amendment No. 1 to the annual report on Form 20-F of GPC Biotech AG;

     4. Based on my knowledge, this Amendment No. 1 to the annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:  May 18, 2005

/s/ Bernd R. Seizinger
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Bernd R. Seizinger
Chief Executive Officer